Table of Contents

Execution Version

CRESUD Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria as Issuer,

The Bank of New York Mellon, acting through its London Branch, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent,

Banco Santander Río S.A.,
as Registrar, Paying Agent, Transfer Agent and
Representative of the Trustee in Argentina

and

The Bank of New York Mellon (Luxembourg) S.A.,
as Luxembourg Paying and Transfer Agent

INDENTURE

Dated as of September 7, 2011

US$60,000,000
7.50% Fourth Series, Class VIII Senior Notes Due 2014

   i

TABLE OF CONTENTS (Continued)
Page
Section 12.8. Waiver of Jury Trial	57
Section 12.9. Severability	57
Section 12.10. Counterparts	57
Section 12.11. Effect of Headings	57

EXHIBITS

Exhibit A          --          Form of Global Note

Exhibit B           --          Form of Certificated Note

Exhibit C           --          Form of Regulation S Transfer Certificate

THIS INDENTURE, dated as of September 7, 2011, among CRESUD Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”) and domiciled at Moreno 877, 23rd floor, (C1091AAQ) City of Buenos Aires, Argentina (“the Company”), incorporated and organized on 1936, and registered with the Public Registry of Commerce of the City of Buenos Aires on February 19, 1937, The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, acting through its London branch, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”, and together with any other paying agents appointed by the Company in their respective capacities as such, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), Banco Santander Río S.A., a bank duly incorporated and existing under the laws of Argentina, as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity as representative, the “Representative of the Trustee in Argentina”) and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying and transfer agent (in such capacity, the “Luxembourg Paying and Transfer Agent”).

W I T N E S S E T H :

WHEREAS, the Company initially authorized by resolution of its shareholders at meetings held on October 31, 2006 and October 29, 2010, and resolution of its Board of Directors at meetings held on June 19, 2008, April 24, 2009, July 3, 2009, January 20, 2011 and July 14, 2011, its Global Note Program (the “Program”) for the issuance from time to time of up to an aggregate Principal amount outstanding at any one time of US$150,000,000 (or its equivalent in other currencies) of notes in one or more series as may be determined by the Company from time to time;

WHEREAS, the Program was authorized by the Argentine Comisión Nacional de Valores  (the “CNV”) by its Resolution No. 15,972, dated September 4, 2008, and its Resolution No. 16,519, dated February 17, 2011;

WHEREAS, as of the date hereof, the Company has issued an aggregate amount approximating US$90,000,000 of notes under the Program, which are not subject to this Indenture;

WHEREAS, the Company through resolution of its Board of Directors at a meeting held on August 19, 2011 has duly authorized the execution and delivery of this Indenture to provide, among other things, for the issuance,  authentication, delivery and administration of its 7.50%• Fourth Series, Class VIII Senior Notes due 2014 (the “Notes”) issued on and after the date hereof;

WHEREAS, the Notes will qualify as obligaciones negociables  under Argentine Law No. 23,576, as amended (the “Negotiable Obligations Law”), and Joint Resolutions No. 470-1738/2004, No. 500-222/2007, No. 521-2052/2007, as amended and supplemented (the “Joint Resolutions”) issued by the CNV and the Argentine Administración Federal de Ingresos Públicos  (the “AFIP”);

WHEREAS, the main corporate purpose of the Company is to engage in the production of basic agricultural commodities in Argentina and other countries in Latin America, and, directly and indirectly through subsidiaries and joint ventures, in a range of diversified real estate activities in Argentina;

WHEREAS, the capital stock and the shareholders’ equity of the Company, as of March 31, 2011, was Ps. 2,101 milliion and Ps. 6,661 million, respectively, in accordance with the generally accepted accounting principles in Argentina;

WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the terms and conditions set forth herein;

WHEREAS, the Trustee has reviewed the English translation of the resolutions of the shareholders and the Board of Directors of the Company mentioned above, authorizing the issuance of the Notes, and hereby confirms that the terms and conditions as described in the Pricing Supplement dated September 2, 2011 to the Offering Memorandum dated August 26, 2011 and herein substantially reflect the terms set forth in such resolutions; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been satisfied.

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the Holders (as defined below) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

ARTICLE I

General

Section 1.1.  Definitions

.  The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section.  References to the schedules and exhibits shall be construed to refer to the schedules and exhibits to this Indenture.  The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” has the meaning set forth in Section 3.5.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; for purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning set forth in Section 3.18 of this Indenture.

“AFIP” has the meaning set forth in the fifth recital to this Indenture.

“Agent” or “Agents” has the meaning set forth in Section 1.2.

“Argentina” means the Republic of Argentina.

“Argentine Bankruptcy Law” has the meaning set forth in Section 4.1.

“Argentine Companies Law” means the Argentine Law No. 19,550, as amended (Ley de Sociedades Comerciales).

“Argentine GAAP” has the meaning set forth in Section 3.6.

“Argentine Taxes” has the meaning set forth in Section 3.5.

“Authorized Person” means (i) in the case of the execution of any Note on behalf of the Company, a member of the Board of Directors of the Company, a member of the Supervisory Committee of the Company, its President or Chief Financial Officer, and (ii) in the case of any other action to be taken by or on behalf of the Company pursuant hereto, any Officer of the Company duly authorized.

“BASE” means the Bolsa de Comercio de Buenos Aires.

“Basic Annual Financial Statements” means the most recent audited unconsolidated annual financial statements of the Company filed with the CNV.

“Basic Quarterly Financial Statements” means the most recent unaudited unconsolidated quarterly financial statements of the Company filed with the CNV.

“Board of Directors”  means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Business Day” means, with respect to any Note, unless otherwise specified in an indenture supplemental hereto, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in London, New York City, Luxembourg or the City of Buenos Aires.

“Capital Stock” means:

(1)  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)  with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3)  any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Certificated Note” means a Note issued in certificated form, substantially in the form of Exhibit B hereto.

“Change of Control” shall be deemed to occur if any Person or Group (other than one or more of the Permitted Holders) is or becomes, directly or indirectly, the Beneficial Owner of more than 50% in the aggregate of the total voting power of the Voting Stock of the Company or IRSA, and, in addition such Person or Group is entitled to elect a majority of the Board of Directors of the Company or IRSA (including a Surviving Entity, if applicable).

For purposes of this definition:

(b)  “Beneficial Owner” shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act; and

(c)  the Permitted Holders or any other Person or Group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the Permitted Holders or such other Person or Group, as the case may be, beneficially own, directly or indirectly, in the aggregate at least 50% of the voting power of the Voting Stock of the parent corporation.

“Change of Control Offer” has the meaning set forth under Section 10.2.

“Change of Control Payment” has the meaning set forth under Section 10.2.

“Change of Control Payment Date” has the meaning set forth under Section 10.2.

“Change of Control Triggering Event” means the occurrence of a Change of Control.

“Clearstream” means Clearstream Banking, société anonyme.

“CNV” has the meaning set forth in the second recital to this Indenture.

“Common Depositary” means a bank or a bank branch outside of the United States of America as designated by Euroclear and Clearstream to serve as common depositary of the Global Note(s), which initially shall be The Bank of New York Depository (Nominees) Limited.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company” has the meaning set forth in the preamble to this Indenture.

“Company Order” has the meaning set forth in Section 2.4.

“Consolidated Assets” means the assets of the Company and its Subsidiaries taken as a whole as set forth in the Company’s most recent consolidated financial statements.

“Control” of any Person means the power to, directly or indirectly, appoint and/or remove all or a majority of the members of a board of directors or managing or governing body, or the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Co-Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Corporate Trust Office” means in the case of the Trustee or the Co-Registrar, the office of the Trustee or the Co-Registrar at which the corporate trust business of the Trustee or Co-Registrar, as the case may be, shall, at any particular time, be principally administered, which office is located on the date hereof at one Canada Square, Canary Wharf, London E145AL, England, Attention: Corporate Trust, and means, in the case of the Registrar, the office or agency of the Registrar at which at any particular time the corporate trust business of the Registrar shall be principally administered, which office, at the date of this Indenture is located at Bartolomé Mitre 480, 11th Floor, City of Buenos Aires, Argentina, or such other location as the Trustee or the Co-Registrar may advise the Company in writing.

“Dealer” means any dealer, underwriter, selling or placement agent or similar entity appointed to act in connection with the issuance and sale of the Notes. Unless the context otherwise requires, the term “Dealer” shall be deemed to include any purchaser of a Note which is not otherwise a Dealer and purchases such Note directly from the Company.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Dollar Equivalent” with respect to any currency other than U.S. dollars means the amount of U.S. dollars obtained by converting such other currency into U.S. dollars at the Exchange Rate for the applicable Payment Date or the date for which such amount is otherwise required to be determined.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Euroclear/Clearstream Global Note” means a Global Note deposited with the Common Depositary for, and registered in the name of a nominee of, Euroclear and/or Clearstream.

“EuroMTF” has the meaning set forth in Section 3.2.

“Event of Default” means any event or condition specified as such in Section 4.1.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

“Global Note” means a Global Note substantially in the form of Exhibit A hereto, as such Exhibit may be amended from time to time. Until the date specified on the Form of Global Note when the restrictive legend thereon may be removed, a Global Note shall mean a Regulation S Global Note.  Global Notes are exchangeable for a Certificated Note only in the limited circumstances described herein.

“Government Agency” means any public legal entity or public agency, created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency, including any central bank.

“Group” means two (2) or more Persons that act together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of Capital Stock of another Person.

“Holder”means, with respect to any Note, the Person in whose name the Note is registered in the Register maintained by the Registrar.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means, with respect to any person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person under any lease that are required to be classified and accounted for as capital lease obligations under Argentine GAAP; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (e) all obligations due and payable under letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof; (f) guarantees of such Person in respect of Indebtedness referred to in clauses (a) through (e) above and clause (g) below and (g) all Indebtedness of any other Person of the type referred to in clauses (a) through (f) which is secured by any Lien on any property or asset of such Person.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and any such amendment or supplement as well as the forms and terms of particular Notes established as contemplated hereunder.

“Interest Payment Date” means any date designated for the payment of interest on such Notes.

“IRSA” means IRSA Inversiones Representaciones Sociedad Anónima.

“Issue Date” means the first date of issuance of the Notes under this Indenture.

“Joint Resolutions” has the meaning set forth in the fifth recital to this Indenture.

“Lien” means any lien, mortgage, pledge, security interest or similar encumbrance.

“Luxembourg Paying and Transfer Agent” has the meaning set forth in the preamble.

“MAE” means the Mercado Abierto Electrónico S.A.

“Material Adverse Effect” means a material adverse effect on the financial condition, results of operations, business or prospects of the Company.

“Negotiable Obligations Law” has the meaning set forth in the fifth recital to this Indenture.

“Note” or “Notes” has the meaning set forth in the fourth recital of this Indenture, or, as the context may require, means Notes that have been authenticated and delivered under this Indenture.

“Offering Memorandum” means (i) the base Offering Memorandum dated August 26, 2011 prepared by the Company in connection with the Notes, as the same may be amended or supplemented from time to time.

“Officer” means, when used in connection with any action to be taken by the Company, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

“Officers’ Certificate” means, when used in connection with any action to be taken by the Company, a certificate signed by  an Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, and who shall be reasonably acceptable to the Trustee.

“Original Issue Date” of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer or exchange or in substitution.

“Outstanding” when used with reference to Notes, subject to the provisions of Section 6.4, shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes or portions thereof that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the Principal thereof and any premium, interest, Additional Amounts or other amount thereon shall have been therefor deposited with the Trustee; provided  that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; or

(3) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to Section 2.11.

“Paying Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Payment Date” means the date on which payment of Principal, interest or any other amount is due on, or any date fixed for redemption of, the Notes.

“Permitted Business” means any business related, ancillary or complementary to any of the businesses of the Company or any of its Subsidiaries, on the Issue Date including, without limitation, any such activities outside of Argentina.

“Permitted Holders” means (i) Eduardo S. Elsztain, Saúl Zang, Alejandro Elsztain, and any member of the Board of Directors of the Company on the Issue Date and their respective parents, brothers, sisters, children and any of the descendants, heirs, legatees and successors and any spouses or former spouses of any of the foregoing and (ii) any estate, guardian, custodian and other legal representative of any of the foregoing, and Persons (including any trust, partnership or other entity) controlled by or for the benefit of any of them.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Principal” whenever used with reference to the Notes or any portion thereof, shall be deemed to include premium, if any, and redemption amount, if any.

“Principal Paying Agent” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Process Agent” has the meaning set forth in Section 12.7.

“Program” has the meaning set forth in the first recital of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Register” has the meaning set forth in Section 2.10.

“Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Regular Record Date” has the meaning set forth Section 2.9.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note initially sold in reliance on Regulation S, deposited with the specified Common Depositary of Euroclear and Clearstream, and registered in the name of Euroclear, Clearstream or their nominee, and in each case bearing the applicable Restrictive Legend.

“Representative of the Trustee in Argentina” has the meaning set forth in the preamble to this Indenture.

“Resolutions” means, with respect to any Person, a copy of any resolutions certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee in English.

“Responsible Officer” when used with respect to the Trustee, means any officer in the Corporate Trust Office, including any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, assigned to the Trustee’s Corporate Trust Office or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

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“Restricted Period” means the period of forty (40) consecutive days beginning on and including the later of (a) the day on which Notes are offered to persons other than distributors and (b) the Original Issue Date, as defined in and interpreted under Regulation S.

“Restrictive Legend” has the meaning set forth in Section 2.10 hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

“Stated Maturity” means September 7, 2014.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Supervisory Committee” means the Comisión Fiscalizadora of the Company.

“Transfer Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Trustee” means the Person identified as the “Trustee” in the preamble to this Indenture and, subject to the provisions of Article V, shall also include any successor trustee.

“Trust Indenture Act” means The U.S. Trust Indenture Act of 1939, as amended.

“US$” and “U.S. dollars” means the currency of the United States of America which at the relevant time is legal tender for the payment of public or private debts.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the Holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

Section 1.2.  Agents

.  (a)    The Company hereby appoints each of the Registrar, the Co-Registrar, the Transfer Agents and the Paying Agents (collectively, the “Agents” and individually, an “Agent”) as its agent in relation to the Notes for the purposes specified in this Indenture and in the terms of the Notes applicable thereto and all matters incidental thereto.  Each of the Agents shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and such Agent may hereafter agree in writing.  By execution of this Indenture, each of the Agents accepts its appointment as agent of the Company in relation to the Notes and shall comply with the provisions of this Indenture and the Notes applicable thereto.

(b)  Subject to Section 3.2, the Company may terminate the appointment of any Agent at any time and from time to time upon giving at least thirty (30) days written notice to such Agent and to the Trustee.  Each Agent may at any time resign by giving no less than thirty (30) days written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective.  In the event that the Company fails to appoint a new Agent to succeed the resigning Agent within thirty (30) days after receiving notice of such resignation, the resigning Agent shall have the power to appoint a successor Agent.

(c)  In acting under this Indenture and in connection with the Notes, the Agents are each acting solely as an agent of the Company and do not assume any responsibility for the correctness of the recitals in the Notes or this Indenture, or the offering materials related thereto or any obligation or relationship of agency for or with any of the Holders of the Notes.

(d)  Each of the Agents shall be protected and shall Incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other document to the extent that such communication conforms to the provisions set forth herein, and is believed by it, in good faith, to be genuine and to have been passed or signed by the proper parties.

(e)  Each of the Agents may become the owner of, or acquire any interest in, any Notes, with the same rights that it would have if it were not acting in such capacity, and may engage or be interested in any financial or other transaction with the Company.

(f)  The Company agrees to indemnify, hold harmless and defend each of the Agents against any loss, liability, cost, claim, action, demand or expense (including reasonable fees and expenses of legal counsel) arising out of or in connection with its appointment, or the exercise of its powers and rights and performance of its duties hereunder, or performance of any other duties pursuant to the terms and conditions hereof, except such as may result from its gross negligence or willful misconduct or that of its officers or employees.  The indemnity set forth in this paragraph shall survive the payment of the Notes, the resignation or removal of any Agent and/or the termination of this Indenture.

(g)  None of the Agents shall be liable for any action taken or omitted by it without negligence gross or willful misconduct.

(h)  Each Agent may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and such Agent shall not be responsible for any misconduct or gross negligence on the part of any such agent or attorney appointed with due care by it hereunder.

(i)  The Company covenants and agrees to pay to each Agent from time to time, and each Agent shall be entitled to, such compensation as shall be agreed upon in writing by the Company and such Agent for all services rendered by it hereunder.  The Company covenants and agrees promptly to pay all such compensation and to reimburse each of the Agents for reasonable documented out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder, including, without limitation, any payments made in connection with taxes or other charges.

(j)  None of the provisions contained in this Indenture shall require any of the Agents to expend, advance or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

(k)  The duties and obligations of each Agent with respect to the Notes and this Indenture shall be determined solely by the express provisions of this Indenture, and each Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against each such Agent.  The duties and obligations of each Agent are several and not joint.

ARTICLE II

The Notes

Section 2.1.  Forms

.  (a)    Generally.  The form of any Note to be authenticated hereunder shall be designated by the Company Order in respect thereof delivered by the Company to the Trustee pursuant to Section 2.4, and the Trustee shall have no liability for the Company’s designation so made notwithstanding the provisions of this Section 2.1.  The Notes shall be issued as registered Notes without interest coupons. The Notes shall be issued in the form of one or more Global Notes in an aggregate principal amount equal to US$60,000,000, which shall be exchangeable for Certificated Notes only in the limited circumstances set forth in Section 2.10.  The Notes shall be sold outside the United States of America in reliance on Regulation S under the Securities Act and will be issued in the form of one or more Regulation S Global Notes.  If necessary or desirable pursuant to the terms of this Indenture, such Notes shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any Notes exchange or to conform to general usage, all as may be determined by the Authorized Persons executing such Notes, as evidenced by their execution of such Notes, and all of which shall not affect the rights, duties or obligations of the Trustee or the Agents.  The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Authorized Persons executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

The Certificated Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed and subject to the prior approval of the CNV where applicable, all as determined by the Authorized Persons executing such Notes as evidenced by their execution of such Notes.

The Company agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.

(b)  Euroclear/Clearstream.  The Common Depositary for Euroclear and Clearstream shall hold on deposit each Global Note executed and authenticated as provided herein as custodian for Euroclear and Clearstream for credit on the date of settlement to the account of the relevant Dealer or Dealers at Euroclear or Clearstream or such other accounts as they may direct against payment in immediately available funds.  Any such Global Note shall be designated a Regulation S Global Note until the restrictive legend thereon may be removed in accordance with the form of Global Note attached as Exhibit A hereto.  Each Global Note to be deposited with the Common Depositary for Euroclear and Clearstream shall be registered in the name of the Common Depositary or its nominee.  Upon the issuance of any Global Note, the Registrar and Co-Registrar shall record such nominee as the registered Holder of such Global Note.

Section 2.2.  Form of Trustee’s Certificate of Authentication

.  The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon, London branch,
as Trustee

By:___________________________________
Name:
Title:

Section 2.3.  [Reserved]

(1)  .

Section 2.4.  Authentication and Delivery of Notes

.  (a)    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver one or more Notes executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereafter authenticate and deliver such Notes to or upon the order of the Company (contained in the Company Order referred to below in this Section 2.4) or pursuant to such procedures as may be specified from time to time by a Company Order.  Such Company Order may be transmitted via facsimile (with the original to be delivered by mail) and may provide written instructions or provide for further instructions from the Company as to the form and terms of such Notes.  In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon:

(1)  a Company Order requesting such authentication setting forth instructions as to delivery (if the Notes are not to be delivered to the Company) and completion of any terms not set forth in such Notes as executed by the Company or setting forth procedures as to such completion and delivery (a “Company Order”);

(2)  any Resolutions of the Board of Directors and a Company Order; and

(3)  an Opinion of Counsel, prepared in accordance with Section 12.5, which shall also state (a) that the Notes have been duly authorized in conformity with the provisions of this Indenture; (b) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly executed and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with and subject to such matters as counsel may therein specify; and (c) such other matters as the Trustee may reasonably request.

(b)  The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.4 if the Trustee (x) being advised by counsel, and after having consulted with counsel to the Company, determines that such action may not lawfully be taken, (y) acting in good faith through its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders, or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

Section 2.5.  Execution of Notes

.  (a)    The Notes shall be executed on behalf of the Company by each of (i) a member of its Board of Directors and (ii) a member of its Supervisory Committee.  Such signatures, in accordance with applicable laws and regulations, may be the manual signatures of the present or any future such Persons.  Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

(b)  In case any Authorized Person of the Company who shall have signed any of the Notes shall cease to be such Authorized Person before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such Authorized Person of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be proper Authorized Persons of the Company, although at the date of the execution and delivery of this Indenture any such Person was not such an Authorized Person.

Section 2.6.  Certificate of Authentication

.  Only such Notes as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation together with a written statement of an Authorized Person stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.7.  Global Notes

.  Global Notes shall be subject to the following terms:

(i)  Interests in a Global Note deposited with Euroclear and/or Clearstream or a Common Depositary pursuant to this Indenture shall be exchanged for Certificated Notes only if such exchange complies with Section 2.10 hereof and (1) if the clearing system(s) through which it is cleared and settled is closed for business for a continuous period of fourteen (14) days (other than by reason of holidays, statutory or otherwise) or announces an intention to cease business permanently or does in fact do so, (2) an Event of Default has occurred and is continuing or (3) the Company in its sole discretion notifies the Trustee in writing that Certificated Notes shall be delivered in exchange for such Global Note.
(ii)  If interests in any Global Note are to be exchanged for Notes in the form of Certificated Notes pursuant to Section 2.10, such Global Note shall be surrendered by the relevant clearing system to the Trustee to be so exchanged, without charge, and the Trustee shall authenticate and deliver, upon such exchange of interests in such Global Note, an equal aggregate principal amount of Certificated Notes.  The Certificated Notes exchanged pursuant to this Section 2.7 shall be registered by the Registrar in such names as the relevant clearing system shall direct in writing in accordance with its records.
(iii)  Until exchanged in full, a Global Note shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes authenticated and delivered hereunder.  If, after any presentation thereof to the Trustee, the principal amount of Notes represented by any Global Note is reduced to zero, such Global Note shall be immediately cancelled and destroyed by the Trustee in accordance with Section 2.11.

Section 2.8.  Denomination and Date of Notes

.  Subject to applicable laws and regulations, Notes shall be issued in such denominations as are set forth in the terms of such Notes established pursuant to Section 2.4 and in a Company Order relating to such Notes.  Each Note shall be dated the date of its authentication.

Section 2.9.  Payments of Principal and Interest

.  (a)    Interest (and Principal, if any, payable other than at Stated Maturity or upon acceleration or redemption) shall be paid in immediately available funds to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided  that interest payable at Stated Maturity or upon acceleration or redemption shall be paid to the Person to whom Principal will be payable; provided  further, that if and to the extent the Company defaults in the payment of the interest, including any Additional Amounts, due on such Interest Payment Date, such defaulted interest, including any Additional Amounts, shall be paid to the Person in whose names such Notes are registered at the end of a subsequent record date established by the Trustee by notice given by mail by or on behalf of the Company to the Holders of the Notes not less than fifteen (15) days preceding such subsequent record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest.  Unless otherwise specified in an indenture supplemental hereto related to the Notes, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date shall be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date.  Unless otherwise specified in an indenture supplemental hereto related to the Notes, the “Regular Record Date” with respect to any Note will be each February 23 and August 23 prior to each Interest Payment Date, whether or not such date is a Business Day.

(b)  Payments of the Principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Note at Stated Maturity or upon acceleration or redemption shall be made to the registered Holder on such date in immediately available funds upon surrender of such Note at the Corporate Trust Office or at the specified office of any other Paying Agent; provided  that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the Principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Notes to be made other than at Stated Maturity or upon redemption shall be made by check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided  that (i) a Common Depositary, as Holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds, and (ii) a Holder of U.S. $1,000,000 in aggregate principal or face amount of Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located outside the United States as may have been appropriately designated by such Holder to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due.

Section 2.10.  Registration, Transfer and Exchange of Notes

.

(a)  The Registrar will keep a register (the “Register”) at its office in the City of Buenos Aires, Argentina located at Bartolomé Mitre 480, 11th Floor, City of Buenos Aires, Argentina, for the registration of ownership, exchange and transfer of Notes.  In the case of the replacement of any of the Notes, the Register will include notations of the Note so replaced, and the Note issued in replacement thereof.  In the case of the cancellation of any of the Notes, the Register will include notations of the Note so cancelled and the date on which such Note was cancelled.  The Co-Registrar shall also maintain a record of all registrations of ownership, exchange and transfer of Notes at its office in London.  The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of Notes.  The Register will show the amount of the Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Notes and any payment instructions with respect thereto (if different from a Holder’s registered address).  The Registrar and the Co-Registrar shall at all reasonable times during office hours make the Register available to the Company or any Person authorized by the Company in writing for inspection and for taking copies thereof or extracts therefrom, and at the expense and written direction of the Company, the Registrar and the Co-Registrar shall deliver to such Persons all lists of Holders of Notes, their addresses and amounts of such holdings as the Company may request in writing.

The Registrar shall maintain the Register in written or electronic form in the Spanish language, and the Co-Registrar shall maintain duplicates thereof in the English language.

(i)  Subject to such reasonable and customary regulations as the Company may from time to time prescribe, transfers of any Certificated Note in whole or in part pursuant to this Section 2.10 must be made at the relevant office of the Registrar or Co-Registrar or at the office of any other Transfer Agent that may be appointed by the

Company, by delivery of such Certificated Note with the form of transfer thereon duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or Co-Registrar or any other Transfer Agent, as the case may be, duly executed by the registered Holder thereof or such registered Holder’s attorney in fact duly authorized in writing.  In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Registrar or Co-Registrar or at the office of any Transfer Agent, as the case may be, to the transferee or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes in the name of such transferee and for the same aggregate principal amount as shall have been transferred.  In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Registrar or Co-Registrar or at the office of any Transfer Agent, as the case may be, to the transferor or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes registered in the name of the transferor and for the aggregate principal amount that was not transferred.  Certificated Notes may also be exchanged for other Certificated Notes in any authorized denominations and of equal aggregate principal amount of Notes, subject to, if any, the minimum denomination requirements set forth in the applicable resolution of the Board of Directors.
(ii)  Neither the Registrar or Co-Registrar nor any Transfer Agent shall register the transfer of or exchange of Certificated Notes for a period of fifteen (15) days preceding the due date for any payment of interest on the Note or during the period of thirty (30) days ending on the due date for any payment of Principal on the Note.  Neither the Registrar or Co-Registrar nor any Transfer Agent shall register the transfer of or exchange any Notes previously called for redemption.

(b)  Transfers of Global Notes in Whole.  Transfers of a Regulation S Global Note shall be limited to transfers in whole, but not in part, to Euroclear, Clearstream, nominees of Euroclear and Clearstream or to a successor to Euroclear or Clearstream or such successor’s nominee.

(c)  If Notes are issued upon the transfer, exchange or replacement of Notes not bearing the restrictive legends set forth on the form of Global Note attached hereto as Exhibit A (collectively, a “Restrictive Legend”), the Notes so issued shall not bear a Restrictive Legend.  If Notes are issued upon the transfer, exchange or replacement of Notes bearing a Restrictive Legend, or if a request is made to remove a Restrictive Legend of a Note, the Notes so issued shall bear a Restrictive Legend as set forth on the form of Global Note attached hereto as Exhibit A, or the Restrictive Legend shall not be removed, as the case may be (other than pursuant to Section 2.10 hereof), unless there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of New York counsel, as may be reasonably required by the Company (at the Holder’s expense) that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply, as the case may be, with the provisions of Regulation S.  The Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Restrictive Legend.

(d)  Prior to satisfaction of the applicable requirements in this Section 2.10 for registration of transfer, the Company, the Trustee and each Paying Agent, if any, may deem and treat the registered Holder as appears in the Register of any Note as the absolute owner of such Note, in each case for the purpose of receiving payment of the Principal and any interest in respect of such Note and for all other purposes whatsoever.

(e)  Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.10 without any charge to the Holder of any such Note or Notes, other than any taxes or governmental charges payable on transfers or any expenses of delivery (other than delivery by regular mail), including, without limitation, insurance, postage and transportation.

Section 2.11.  Mutilated, Defaced, Destroyed, Stolen and Lost Notes; Cancellation and Destruction of Notes

(a)  The Company shall execute and deliver to the Trustee Certificated Notes or Global Notes, as the case may be, in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(b)  The Company and the Trustee shall, in accordance with any terms and conditions set forth in the Notes, and upon provision of evidence satisfactory to the Trustee and to the Company that any Note was mutilated, defaced, destroyed, stolen or lost, together with such security or indemnity as the Trustee and the Company may require to hold each of them harmless, authenticate and deliver from time to time such Notes in exchange for or in lieu of such Notes that become mutilated, defaced, destroyed, stolen or lost.  Each Note delivered in exchange for or in lieu of any other Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) that were carried by such other Note.

(c)  All Notes surrendered for payment, transfer or exchange shall be delivered to the Trustee.  The Trustee shall cancel and destroy all such Notes surrendered for payment, transfer or exchange, in accordance with its Note destruction policy, and shall, upon written request, deliver a certificate of destruction to the Company.

(d)  Upon the issuance of any substitute Note, the Holder of such Note, if so requested by the Company, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee, its counsel and its agents) in connection with the preparation and issuance of the substitute Note.

(e)  All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Section 2.12.  Purchase and Cancellation

.  The Company and its Affiliates may at any time purchase or otherwise acquire any Note in the open market or otherwise at any price and may resell or otherwise dispose of such Note at any time; provided,  that in determining at any time whether the Holders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under this

Indenture, Notes then owned by the Company or any Affiliate of the Company shall be disregarded and deemed not Outstanding.

ARTICLE III

Covenants of the Company

Section 3.1.  Payment of Principal and Interest

.  The Company shall pay or cause to be paid when due the Principal of and interest on each of the Notes (including Additional Amounts), and any other payments to be made by the Company under the Notes and this Indenture in the manner provided in such Notes and this Indenture.

Section 3.2.  Offices for Payments, etc.

  So long as any of the Notes remain Outstanding, the Company will maintain in London the following: an office or agency (a) where the Notes may be presented for payment, (b) where the Notes may be presented for exchange, transfer or registration of transfer as provided in this Indenture and (c) where notices and demands (other than service of process) to or upon the Company in respect of the Notes of this Indenture may be served.  Unless otherwise specified in accordance with Section 3.4, the Company hereby initially appoints the Trustee at its office or agency for each such purpose and designates the Corporate Trust Office as the office to be maintained by it for each such purpose.  In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at all times at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, demands and notices.  If and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF market (the “EuroMTF”), and the Luxembourg Stock Exchange so requires, the Company will maintain a Paying Agent and a Transfer Agent in Luxembourg.  The Bank of New York Mellon (Luxembourg) S.A., at its office at Vertigo Building-Polaris-2-4 rue Eugène Ruppert – L – 2453, Luxembourg, will initially act as such Paying Agent and Transfer Agent in Luxembourg.  As required by Argentine law and by the CNV, the Company will maintain a Registrar, a Paying Agent and a Transfer Agent in Argentina.  Banco Santander Río S.A. at its office at Bartolomé Mitre 480, 11th Floor, City of Buenos Aires, Argentina, will initially act as such Registrar, Paying Agent and transfer Agent in Argentina, as well as the Representative of the Trustee in Argentina.  The Registrar, the Co-Registrar, each of the Paying Agents and each of the Transfer Agents may change their respective specified offices set forth herein to some other specified offices in the same city.  The Company will promptly give to the Trustee and the Holders (and, if so required, the CNV, the Luxembourg Stock Exchange, the BASE or such other securities exchange on which the Notes may be listed) written notice of any change of location of specified offices, or of any resignation, termination or appointment of the Registrar, Co-Registrar, any Paying Agent or any Transfer Agent.

Section 3.3.  Appointment to Fill a Vacancy in Office of Trustee

.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee with respect to the Notes.

Section 3.4.  Payments and Paying Agents

.  (a)  The Company will, on or before 10:00 a.m. (London time) at least one (1) Business Day prior to each due date of the Principal or premium or interest on the Notes (including Additional Amounts as defined in Section 3.5) deposit with the Trustee a sum sufficient to pay such Principal, premium or interest (including Additional Amounts) so becoming due.  The Company shall request that the bank through which any such payment is to be made agree to supply to the Trustee two (2) Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated SWIFT) of its intention to make such payment.

(b)  At least five (5) Business Days prior to the first Payment Date of interest or Principal and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least five (5) Business Days prior to each Payment Date of interest or Principal thereafter, the Company shall furnish the Trustee with a certificate signed by any two Authorized Persons instructing the Trustee as to any circumstances in which payments of Principal of or interest on the Notes (including Additional Amounts) due on such date shall be subject to deduction or withholding for or on account of any taxes and the rate of any such deduction or withholding.  If any such deduction or withholding shall be required and if the Company therefore becomes liable to pay Additional Amounts pursuant to the terms of the Notes, then at least five (5) Business Days prior to each Payment Date of interest or Principal, the Company will furnish the Trustee with a certificate that specifies the amount required to be withheld on such Payment Date to Holders of the Notes and the Additional Amounts due to Holders of the Notes and that the Company shall pay in a timely manner such amount to be withheld to the appropriate Government Agency, and the Company will pay to the Trustee such Additional Amounts as shall be required to be paid to such Holders.  The Company agrees to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred by them without gross negligence or willful misconduct on their respective parts, arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant to this Section 3.4 or the failure to furnish any such certificate.  The obligations of the Company under the preceding sentence shall survive the payment of the Notes, the resignation or removal of the Trustee or any Paying Agent and/or the termination of this Indenture.

(c)  Each of the Paying Agents hereby agrees (and whenever the Company shall appoint a Paying Agent with respect to the Notes, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree), subject to the provisions of this Section:

(i)  that it will hold all sums received by it as such agent for the payment of the Principal of or interest on the Notes (whether such sums have been paid to it by or on behalf of the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of such Notes or of the Trustee;
(ii)  that it will give the Trustee written notice of any failure by the Company to make any payment of the Principal of or interest on the Notes (including Additional Amounts) and any other payments to be made by or on behalf of the Company under this Indenture or the Notes when the same shall be due and payable; and
(iii)  that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

The Company shall give, at its expense, notice of the appointment of any Paying Agents (other than those specified in Section 3.2) to the Holders as specified in Section 12.4, and to the CNV if required under Argentine law.

The Trustee, in its capacity as the Principal Paying Agent, shall arrange with all such Paying Agents for the payment, from funds furnished by the Company to the Trustee pursuant to this Indenture, of the Principal of and interest on the Notes (including Additional Amounts).

Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

Section 3.5.  Taxation

.  (a)    All payments of Principal, premium or interest, by the Company in respect of each Note shall be made without deduction or withholding for or on account of any present or future taxes, penalties, fines, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of Argentina, or any political subdivision thereof or any authority therein having power to tax (“Argentine Taxes”), unless the Company is compelled by law to deduct or withhold such Argentine Taxes.  In any such event, the Company shall pay such additional amounts (“Additional Amounts”) in respect of Argentine Taxes as may be necessary to ensure that the amounts received by the Holders of the Notes after such withholding or deduction shall equal the respective amounts that would have been receivable in respect of the Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i)  to or on behalf of a Holder or beneficial owner of a Note that is liable for Argentine Taxes in respect of such Note by reason of having a present or former connection with Argentina other than merely the holding or owning of such Note or the enforcement of rights with respect to such Note or the receipt of income or any payments in respect thereof;
(ii)  to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply with any certification, identification, information, documentation or other reporting requirement (within thirty (30) calendar days following a written request from the Company to the Holder for compliance) if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Argentine Taxes;
(iii)  to or on behalf of a Holder or beneficial owner of a Note in respect of any estate, inheritance, gift, sales, transfer, personal assets or similar tax, assessment or other governmental charge;
(iv)  to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes payable otherwise than by withholding from payment of Principal of, premium, if any, or interest on the Notes;
(v)  to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes that would not have been imposed but for the fact that the Holder presented such Note for payment (where presentation is required) more than thirty (30) days after the later of (x) the date on which such payment became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders by the Trustee; or
(vi)  for any combination of items (i) through (v) above;

nor shall Additional Amounts be paid with respect to any payment of the Principal of, or any premium or interest on, the Notes to any Holder or beneficial owner of a Note who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Argentina to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Notes.

(b)  All references in this Indenture to Principal, premium or interest payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such Principal, premium or interest.  The Company will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of any amounts deducted or withheld in accordance with this Section 3.5 promptly upon the Company’s payment thereof, and copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.

(c)  The Company will pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, changes or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or in such Note, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Argentina, except those resulting from, or required to be paid in connection with, the enforcement of such Note after the occurrence and during the continuance of any Event of Default with respect to the Note in default.

Section 3.6.  Financial Statements, Books, Accounts and Records

.  The Company will keep books, accounts and records and will prepare its audited annual financial statements and quarterly financial statements subject to limited review in accordance with the generally accepted accounting principles as applied in Argentina (“Argentine GAAP”) and, to the extent required, the United States of America and the accounting standards in force and applicable pronouncements, rules and regulations (including, without limitation, the regulations issued by the CNV and the U.S. Securities and Exchange Commission), and such financial statements shall be publicly disclosed and the terms in compliance with the requirements thereof under Argentina, U.S. and other applicable laws.

Section 3.7.  Status and Ranking

.  (a)    The Company will ensure that its obligations under the Notes will at all times rank at least pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Company (other than obligations preferred by statute or by operation of law).

(b)  The Company will ensure that the Notes will at all times qualify as “obligaciones negociables” under the Negotiable Obligations Law and Joint Resolutions, be entitled to the benefits set forth therein and be subject to the procedural requirements thereof.

Section 3.8.  Listing

.  If the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the Company is required to to publish financial information either more regularly than the Company is required to publish under the securities laws of Argentina, or according to accounting principles other than Argentine GAAP or if maintaining the listing is, in the Company’s judgement, unduly burdensome, the Company may seek an alternative admission to listing, trading and/or quotation of the Notes by another listing authority, stock exchange and/or quotation system.

Section 3.9.  Maintenance of Corporate Existence; Properties

.  The Company will (a) maintain in effect its corporate existence (except for transactions not prohibited by Section 3.17 of this Agreement); (b) take all actions to maintain all rights, privileges, franchises, registrations, licenses and other similar rights necessary and/or convenient for the ordinary conduct of its business, activities and/or operations and the performance of its obligations, and (c) maintain all its Property existing, used and useful for the adequate conduct and development of its business, activities, and/or operations in good working order and condition, make all repairs, refurbishments, replacements and improvements which are necessary for the ordinary conduct of its business, activities and/or operations; and (d) build, develop and operate its facilities consistent with prudent industry practices; except, that, in the case of clauses (b) and (c), to the extent that any failure to comply with such clauses (b) and (c), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10.  Maintenance of Insurance.

(a)  The Company shall maintain with financially sound and reputable insurance companies, insurance in the amounts and against the risks usually insured by companies engaged in comparable businesses and that own and/or operate properties similar to those owned and/or operated by the Company in the same areas as those in which the Company owns and/or operates its properties.  With respect to each kind of insurance required under this Section 3.10, the Company will promptly pay all premiums and other expenses necessary for securing and maintaining each insurance policy in full force and effect.

Section 3.11.  Compliance with Laws and Agreements

.  The Company will comply with all laws and regulations applicable to the Company and its business and will perform all of its obligations under any agreement or instrument to which it is a party, except where the non-compliance with such laws or regulations or the default under such agreements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12.  Payment of Taxes.

(a)  The Company shall pay when due all taxes, liens and governmental charges, as well as all liens imposed on it or its profits, income or property, except for those which are being contested in good faith through appropriate proceedings and in connection with which the Company has set up adequate reserves to the extent required by Argentine GAAP and applicable laws and regulations in force or to the extent that any failure to comply with the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.13.  Reports to Trustee

.  For so long as the Notes remain Outstanding, the Company will:

(i)  Provide the Trustee with copies (including English translations of documents prepared in a language other than English) of its (1) annual financial statements audited by an internationally recognized firm of independent public accountants within 135 days after the end of the Company’s fiscal year and (2) unaudited quarterly financial statements (including a balance sheet, income statement and statement of cash flows for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year)  within sixty (60) days of the end of each of the first three (3) fiscal quarters of each fiscal year.
(ii)  Provide the Trustee with copies (including English translations of documents prepared in a language other than English) of certain material public filings made with any securities exchange or securities regulatory agency or authority promptly after such filing; provided that the Company will not be required to provide copies of documents specified in Sections 3.13(i) and (ii), if such documents may be obtained from the U.S. Securities and Exchange Commission via the EDGAR System or its successor.
(iii)  Notify the Trustee if the Company is no longer a reporting company under Section 13 or 15(d) of the Securities Act, or if it subsequently becomes subject to the reporting requirements under Section 13 or 15(d) of the Securities Act.
(iv)  So long as any Notes are listed by the Luxembourg Stock Exchange, comply with all information, filings and requirements set forth in applicable Luxembourg Stock Exchange rules and regulations.
Delivery of  the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 3.14.  Notice of Default

.  The Company will notify the Trustee in writing promptly after the Company becomes aware of the occurrence and continuance of any Event of Default.  Each notice pursuant to this Section 3.14 shall state that it constitutes a “notice of default” hereunder and shall be accompanied by an Officers’ Certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company setting forth the details of such Event of Default and stating what action the Company proposes to take with respect thereto.

Section 3.15.  Further Actions

.  The Company will use its reasonable efforts to take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its payment obligations under the Notes and this Indenture, as the case may be, (b) to ensure that those obligations are legally binding and enforceable and (c) to make the Notes and this Indenture admissible in evidence in the courts of Argentina.

Section 3.16.  Limitation on Incurrence of Additional Indebtedness

.

(a)  The Company will not Incur any Indebtedness, provided, however,  the Company may Incur Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the ratio of (i) the amount of the Company’s unconsolidated short-term Indebtedness (current liabilities) to (ii) its total assets, as specified in the Company’s most recently available Basic Quarterly Financial Statements or Basic Annual Financial Statements, as applicable, prior to the date of such Incurrence is lower than 0.35. For the avoidance of doubt, the Trustee shall not be required to determine the ratio described in this Section 3.16(a).

(b)  For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with Argentine GAAP.  Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.16; provided,  that any such outstanding additional Indebtedness Incurred pursuant to this Section 3.16 will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under this Section 3.16.  Notwithstanding any other provision of this Section 3.16, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.16, shall not be deemed to be exceeded as a result solely of fluctuations in exchange rates or currency values.

Section 3.17.  Limitation on Merger, Consolidation and Sale of Assets

.  The Company will not, in a single transaction or series of related transactions, consolidate with or merge into, any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and inventories to any Person unless the Company shall be the surviving entity or continuing corporation.

For the avoidance of doubt, compliance with this Section 3.17 shall not affect the obligations of the Company under Section 10.2, if applicable.

Section 3.18.  Limitation on Transactions with Affiliates

.  The Company will not enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(i)  the terms of such Affiliate Transaction are not materially less favorable to the Company than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and
(ii)  the terms of such Affiliate Transaction are in compliance with Decree No.

677/2001 of the Argentine National Executive Branch, and other applicable laws, regulations and pronouncements.

Section 3.19.  Conduct of Business

.  The Company will remain primarily engaged in Permitted Businesses.

ARTICLE IV

Defaults and Remedies of the Trustee and Holders on Event of Default

Section 4.1.  Events of Default

.  (a)    In case one or more of the following events (each an “Event of Default”) shall have occurred and be continuing with respect to the Notes:

(i)  the Company fails to pay any Principal or interest (or Additional Amounts, if any) on the Notes on the date when it becomes due and payable in accordance with the terms thereof, and such failure continues for a period of seven (7) days (in the case of Principal) or ten (10) days in the case of any interest, premium or Additional Amounts, if any;
(ii)  the Company fails to duly perform or observe any other covenant or obligation under this Indenture and such failure continues for a period of ninety (90) days after written notice to that effect is received by the Company from the Trustee or Holders of at least 33% in aggregate Principal amount of the Outstanding Notes;
(iii)  either (A) the Company fails to pay when due Principal of or interest on any of its other Indebtedness in an aggregate past due principal amount of at least 10% of Consolidated Assets and such failure continues after the grace period, if any, applicable thereto, or (B) any other payment default or event of default occurs under any agreement or instrument relating to any such Indebtedness in an aggregate Principal amount of at least 10% of Consolidated Assets, and in each case in subclauses (A) or (B) in this Section 4.1(a)(iii) such failure to pay or other event of default has resulted in the acceleration of the maturity thereof;
(iv)  one or more final judgments or decrees for the payment of money in excess of US$20,000,000 (or the equivalent thereof at the time of determination) in the aggregate (to the extent not covered by insurance) are rendered against the Company and, in the case of each such judgment or decree, there is a period of ninety (90) days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;
(v)  a court having jurisdiction enters a decree or order for (1) relief in respect of the Company in an involuntary case under the Argentine Law No. 24,522, as amended (the “Argentine Bankruptcy Law”), or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (2) appointment of an administrator, receiver, trustee or intervenor for the Company for all or substantially all of the Property of the Company and, in each case, such decree or order remains unstayed and in effect for a period of ninety (90) consecutive days;

(vi)  the Company (1) commences a voluntary case under the Argentine Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for all or substantially all of the Company’s properties or (3) effects any general assignment for the benefit of creditors; or
(vii)  it becomes unlawful for the Company to perform or comply with its payment obligations under this Indenture and the Notes and such condition shall continue for a period of ninety (90) days after written notice to that effect is received by the Company or by the Trustee from the Holders of at least 33% in aggregate principal amount of the Outstanding Notes;

then the Trustee shall, upon the written request of the Holders of not less than 33% in aggregate Principal amount of the Outstanding Notes, by written notice to the Company, declare all the Notes then Outstanding to be immediately due and payable.  If an Event of Default set forth in Section 4.1(a)(iii) above has occurred and is continuing with respect to the Notes, such Event of Default shall be automatically rescinded and annulled once the event of default or payment default triggering such Event of Default pursuant to Section 4.1(a)(iii) shall be remedied or cured by the Company or waived by the Holders of a majority of the Notes.  No such rescission and annulment shall affect any subsequent Event of Default or impair any right consequent thereto.  Upon any such declaration of acceleration, the Principal of the Notes so accelerated and the interest accrued thereon and all other amounts payable with respect to such Notes shall become and be immediately due and payable. If the Event of Default or Events of Default giving rise to any such declaration of acceleration is cured following such declaration, such declaration may be rescinded by a majority of the Holders of the Notes.

(b)  At any time after a declaration of acceleration as described in subsection (a) above has been made with respect to the Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and cancel such declaration and its consequences so long as each of the following criteria are satisfied:

(1)        the rescission would not conflict with any judgment or decree;

(2)        all existing Events of Default have been cured or waived, except nonpayment of Principal or interest that has become due solely because of the acceleration;

(3)        to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue Principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)        the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses (including, without limitation, the reasonable fees and expenses of its counsel), disbursements and advances.

No rescission shall affect any subsequent Event of Default or impair any rights relating thereto.

(c)  Subject to Section 7.2, the Holders of a majority in principal amount of the Outstanding Notes may waive, on their behalf, any existing Default or Event of Default under this Indenture, and its consequences, except a Default in the payment of the Principal of, premium, if any, or interest on any Notes.

(d)  The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity or security satisfactory to it. Subject to the foregoing sentence and the other provisions herein and applicable law, the Holders of a majority in aggregate principal amount of the Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 4.2.  Collection of Indebtedness by Trustee

.

(a)  The Company covenants that (i) in case there shall be a default in the payment of any installment of interest (including Additional Amounts) on any of the Notes when such interest (including Additional Amounts) shall have become due and payable, and such default shall have continued for a period of ten (10) days or (ii) in case there shall be a Default in the payment of all or any part of the Principal of any of the Notes when the same shall have become due and payable, whether upon maturity or by declaration or otherwise, and such Default continues for a period of seven (7) days; then upon demand by the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Notes the whole amount that then shall have become due and payable on such Notes for Principal or interest (including Additional Amounts), as the case may be (with interest to the date of such payment upon the overdue Principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate or rates of interest specified in the Notes); and in addition thereto, the Company will pay such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to, and reimbursement of the expenses of, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 5.6, except as a result of its gross negligence or willful misconduct.

(b)  In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the Property of the Company or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c)  All rights of action and of asserting claims under this Indenture or under the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(d)  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

(e)  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.3.  Application of Proceeds

.  Any moneys collected by the Trustee pursuant to this Article in respect of the Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal (including Additional Amounts), upon presentation of the Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due to the Trustee (including, without limitation, reasonable fees and expenses of its agents and attorneys) and/or any predecessor Trustee under Section 5.6; except for any such amounts that result from gross negligence or willful misconduct;

SECOND:  To the payment of all amounts due to the Agents under Section 1.2;

THIRD:  To the Holders for amounts due and unpaid on the Notes for Principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal (including Additional Amounts), premium, if any, and interest, respectively; and

FOURTH:  To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto of which the Trustee has received written notice.

Section 4.4.  Suits for Enforcement

.  In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.5.  Restoration of Rights on Abandonment of Proceedings

.  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case, the Company, the Holders and the Trustee shall, subject to applicable law, be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 4.6.  Limitations on Suits by Holders

.  Except as provided in Section 4.7, no Holder of any Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, and unless also the Holders of not less than 33% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for ninety (90) days after its receipt of such notice, request and offer of security or indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

Section 4.7.  Unconditional Right of Holders to Institute Certain Suits

.  Notwithstanding any other provision in this Indenture and any provision of the Notes, the right of any Holder of any Note to receive payment of the Principal of and interest on such Note (including Additional Amounts) on or after the respective due dates expressed in the Note, or to institute suit, including a summary judicial proceeding (acción ejecutiva individual) in Argentina pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.8.  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default

.

(a)  Except as provided in Section 4.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b)  No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 4.9.  Control by Holders

.

(a)  Subject to Section 5.1(e) hereof, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided  that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and shall not expose the Trustee to personal liability and shall not be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

(b)  Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 4.10.  Waiver of Past Defaults

.

(a)  At a meeting duly convened at which a quorum is present as provided in Section 6.6, the Holders of a majority in aggregate principal amount of the Outstanding Notes represented and voting at such meeting may, on behalf of the Holders of all the Notes, waive any past or present default or Event of Default and its consequences, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder of Notes affected as provided in Section 7.2.  In the case of any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively.

(b)  Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon or affect any other Notes.

Section 4.11.  Payments after a Default

.  Upon the occurrence of an Event of Default with respect to the Notes and the subsequent declaration by the Trustee that the principal amount of all the Notes is due and payable immediately, the Trustee may by notice in writing:  (a) to the Company and any Paying Agent, require each Paying Agent to deliver all Notes and all moneys, documents and records held by it with respect to the Notes to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Notes, and thereafter to hold all Notes and all moneys, documents and records held by it in respect to such Notes to the order of the Trustee; provided  that the Trustee shall not thereby become obligated, or have any obligation, to compensate or indemnify such Paying Agent or to reimburse such Paying Agent for any expense.

Section 4.12.  Notice of Events of Default

.  If an Event of Default occurs and is continuing and written notice of such is provided to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Event of Default within ninety (90) days after it occurs unless such Event of Default shall have been cured or waived.  Except in the case of a default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

ARTICLE V

Concerning the Trustee

Section 5.1.  Duties and Responsibilities of the Trustee

.

(a)  Except during the continuance of an Event of Default,

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and those that are specified in the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence or willful misconduct, except that

(1)  this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section 5.1;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)  none of the provisions contained in this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Section 5.1.

(e)  The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

Section 5.2.  Certain Rights of the Trustee

.  Subject to Section 5.1:

(a)  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)  Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary of the Board of Directors of the Company.

(c)  The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(d)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, guarantee, security, coupon, note, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided  that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee, the Trustee may require from the Holders security or indemnity reasonably satisfactory to the Trustee against such costs, expenses or liabilities as a condition to proceeding; the reasonable costs, expenses and liabilities of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company promptly upon demand.

(e)  The Trustee may consult with counsel at the Company’s expense and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)  The Trustee may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any negligence or willful misconduct on the part of any such agent or attorney appointed with due care by it hereunder.

(g)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder as Co-Registrar, Principal Paying Agent, and Transfer Agent.

(h)  Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture for indirect, special, incidental or punitive losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(i)  The Trustee may at any time request, and the Company shall, deliver an Officers’ Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)  Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(k)  In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(l)  The Trustee shall not be deemed to have notice of any Default or Event of Default (other than payment default) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee of the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 5.2(l).

(m)  The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n)  The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(o)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder directly or by or through agents or attorneys.

Section 5.3.  Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof

.  The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication and the eighth recital to this Indenture, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity or sufficiency of this Indenture, of any offering materials or of the Notes, except for the eighth recital to this Indenture.  The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

Section 5.4.  Trustee and Agents May Hold Notes; Collections, etc.

  The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.  If the Trustee has or shall acquire a conflicting interest the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 5.5.  Moneys Held By Trustee

.  Subject to the provisions of Section 9.4, all moneys received by the Trustee hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder.

Section 5.6.  Compensation and Indemnification of Trustee and Its Prior Claim

.

(a)  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, (a) US$15,000 or such other amount as shall be agreed in writing by the Company and the Trustee (such compensation not to be limited by any provision of law in regards to the compensation of a trustee of an express trust) and (b) reimbursement of its reasonable, documented and invoiced out-of-pocket expenses, disbursements and advances (including, without limitation, the fees and expenses, disbursements and advances of its agents and counsel) incurred by it in connection with the services rendered by it hereunder.

(b)  The Company also covenants to indemnify and defend the Trustee for, and to hold it harmless against, any loss, liability or expense (including the compensation and the reasonable expenses and disbursements of its counsel) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties and the exercise of its rights hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to its own negligence or willful misconduct.  The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive payment of the Notes, the resignation or removal of such Trustee and/or the satisfaction and discharge of this Indenture.  As security for the performance of the Company’s obligations under this Section, the Trustee shall have a lien prior to the Notes on all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on Notes.

(c)  Subject to any other rights available to the Trustee under any applicable Argentine Bankruptcy Law, when the Trustee incurs expenses or renders services after an Event of Default, such expenses and the compensation for such services are intended to constitute expenses of administration under any applicable Argentine Bankruptcy Law.

Section 5.7.  Right of Trustee to Rely on Officers’ Certificate, etc.

  Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture. Further, before the Trustee acts or refrains from acting in connection with this

Indenture or the Notes, it may consult with and may require advice or an opinion of counsel and such advice or opinion of counsel shall be full and complete authorization and protection from liablity of any action taken or omitted to be taken by it hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance upon opinion of counsel.

Section 5.8.  Persons Eligible for Appointment as Trustee

.  The Trustee shall at all times be a Person that would be eligible under the conditions as set forth in the Trust Indenture Act, having a combined capital and surplus of at least US$50,000,000, authorized under the laws of the jurisdiction in which it is doing business to exercise corporate trust powers, and subject to supervision or examination by federal, state, territorial or other Government Agency.  If such Person publishes reports of condition at least annually, pursuant to the law or to the requirements of such federal, state, territorial or other Government Agency, then for the purposes of this Section 5.8, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.9.  Resignation and Removal; Appointment of Successor Trustee

.

(a)  Subject to Section 5.9(d), the Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to the Notes by giving thirty (30) days’ written notice of resignation to the Company.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 it shall resign immediately in the manner and with the effect hereinafter specified in this Section 5.9  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the Notes by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees.  If no successor trustee shall have been so appointed with respect to the Notes and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or the Holders of at least 10% in aggregate principal amount of the Notes may petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor trustee.

(b)  In case at any time any of the following shall occur:

(i)  the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by or on behalf of the Company or by any Holder; or
(ii)  the Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company may, by a resolution of the Board of Directors, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (ii) the Holders of at least 10% in aggregate principal amount of the Notes Outstanding may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor trustee.

(c)  The Holders of a majority in aggregate principal amount of the Notes Outstanding may at any time remove the Trustee with respect to such Notes and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 6.1 of the action in that regard taken by such Holders.

(d)  Any resignation or removal of the Trustee with respect to any Notes and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall not become effective prior to acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10.  Acceptance of Appointment by Successor Trustee

.  Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a prior lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, the Company shall give, at its expense, notice thereof to the Holders as specified in Section 12.4 and the CNV, which notice shall include the name of the successor trustee and the address of its Corporate Trust Office.  If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article, to the extent operative.

Section 5.11.  Merger, Conversion, Consolidation or Succession to Business of Trustee

.

(a)  Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to substantially all the corporate trust business of the Trustee, including this transaction, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided  that such Person shall be eligible under the provisions of Section 5.8.

(b)  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Notes or in this Indenture as the certificate of the Trustee shall have; provided  that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12.  Representative of the Trustee in Argentina

.  As long as it is required by Argentine law or by the CNV, the Trustee will have a representative in Argentina for the sole purposes set forth in Section 5.13. Banco Santander Río S.A. will initially act as the Representative of the Trustee in Argentina for such purposes.  The Representative of the Trustee in Argentina accepts its appointment in relation to the Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of Section 5.13.

Section 5.13.  Application to Agents and to the Representative of the Trustee in Argentina

.

(a)  The Representative of the Trustee in Argentina need perform only those duties that are specifically set forth in this Section 5.13, and such duties shall be determined solely by the express provisions of this Section 5.13, or as Representative of the Trustee in Argentina may agree in writing from time to time with the Trustee and the Company.  No implied covenants or obligations shall be read into this Section 5.13, against the Representative of the Trustee in Argentina.  The Representative of the Trustee in Argentina shall have only the rights and powers stated below.  It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were the Trustee’s general attorney.

(b)  The duties of the Representative of the Trustee in Argentina up to the date hereof are solely to: (i) receive from Holders, the Company, the Agents and any governmental or regulatory authority or entity, all letters, claims, requests, memoranda or any other document required by Argentine law or by the CNV Rules to be sent to, and received by, the Trustee, (ii) within seventy-two (72) hours of receipt, notify and/or deliver to the Trustee by facsimile (receipt confirmed) all such letters, claims, requests, memoranda or documents, and (iii) following the express instructions of the Trustee, respond to or answer such letters, claims, requests, memoranda or documents.

(c)  The Representative in Argentina shall not be liable for any action it takes or omits to take in good faith, which it believes to be authorized or within its discretion, rights or powers.

(d)  The Company shall pay to the Representative of the Trustee in Argentina from time to time, and the Representative of the Trustee in Argentina shall be entitled to, such compensation for its acceptance of this Section 5.13 and its services hereunder.  The fees of the Representative of the Trustee in Argentina shall be such amount as agreed upon in writing by the Company and the Representative of the Trustee in Argentina.  The Company shall reimburse the Representative of the Trustee in Argentina promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services.  Such expenses may include the reasonable compensation, disbursements and expenses of the Representative of the Trustee in Argentina's agents, counsel and other persons not regularly in its employ.

(e)  The Company agrees to indemnify the Representative of the Trustee in Argentina for, and to hold it harmless against, any loss, liability or expense, including, without limitation, the fees and expenses of legal counsel, reasonably incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance of its commitments hereunder, the performance of its duties hereunder and/or the exercise of its rights hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 5.14.  Paying Agent, Principal Paying Agent, Transfer Agent, Registrar, Co-Registrar and Luxembourg Paying Agent

.  The rights, protections and immunities granted to the Trustee under this Article V, including without limitation, any right to be indemnified, shall apply mutatis mutandis to any Agent appointed pursuant to this Indenture.

ARTICLE VI

Concerning the Holders

Section 6.1.  Evidence of Action Taken by Holders

.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee.  Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article VI.

Section 6.2.  Proof of Execution of Instruments and of Holding of Notes; Record Date

.  The execution of any instrument by a Holder or his agent or proxy may be proved in accordance with Section 6.5 and such reasonable applicable rules and regulations.  The holding of Notes shall be proved by the Register maintained pursuant to Section 2.10.  The Company, by or pursuant to a resolution of its Board of Directors, may set a record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice in writing to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than sixty (60) days nor less than ten (10) days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Notes of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 6.3.  Holders to Be Treated as Owners

.  The Company, the Trustee, the Agents and any agent of the Company, the Trustee or the Agents may deem and treat any Person in whose name any Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Note (including Additional Amounts) and for all other purposes; and none of the Company, the Trustee, any Agent and any agent of the Company, the Trustee or any Agent shall be affected by any notice to the contrary.  All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.  Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, the Agents or any agent of the Company, the Trustee or any Agent, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as Holder of such Global Note, or impair, as between such depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee), as Holder of such Global Note.

Section 6.4.  Notes Owned by the Company Deemed Not Outstanding

.  In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes have concurred in any request, consent or waiver under this Indenture, Notes that are owned by the Company or any of its Affiliates or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any of its Affiliates or any other obligor upon such Notes.  In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons, and the Trustee shall be entitled to conclusively rely upon such Officers’ Certificate as evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Section 6.5.  Right of Revocation of Action Taken

.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note.  Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note.  Any action taken by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes affected by such action.

Section 6.6.  Holders’ Meetings

.

(a)  Each of the Company (through the Board of Directors or the Supervisory Committee of the Company) or the Trustee may at any time call a meeting of the Holders of the Notes for the purpose of entering into a supplemental indenture as provided in Section 7.2 or waiving a past default as provided in Section 4.10.  In addition, a meeting of the Holders of Notes may be called by the Trustee or the Company (through the Board of Directors or the Supervisory Committee of the Company) at its discretion or upon the request of the Holders of at least 5% in aggregate principal amount of the Outstanding Notes at the time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes to be made, given or taken by the Holders of such Notes, including the modification of any of the terms and conditions of the Notes.  In the case of a request to call a meeting by Holders, the Company shall notify the Trustee in writing of such request.  In the event the Board of Directors or the Supervisory Committee of the Company shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court at the request of the Holders of the Notes.  The meetings will be held simultaneously in the City of Buenos Aires and London by means of telecommunications which permit the participants to hear and speak to each other.  In any case, meetings shall be held at such time and at such place in any such city as the Company shall determine.  Any resolution passed at a meeting convened in London shall be binding on all Holders of Notes, as the case may be (whether present or not at such meeting), only upon ratification by a meeting of such Holders held in the City of Buenos Aires in accordance with the Negotiable Obligations Law.  This Indenture contains provisions for Holders present or represented at meetings of Holders convened in London to appoint representatives at meetings of Holders in the City of Buenos Aires.  Subject as aforesaid, any resolution duly passed will be binding on all Holders of Notes, as the case may be (whether or not they were present at the meeting at which such resolution was passed).  If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within forty (40) days from the date such request is received by the Trustee or the Company, as the case may be.  Notice of any meeting of Holders of Notes (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given, at the Company’s expense, not less than ten (10) days nor more than thirty (30) days prior to the date fixed for the meeting in the Official Gazette of Argentina (Boletin Oficial), in one other newspaper of general circulation in Argentina and the Bulletin of the BASE (as long as the Notes are listed on the BASE); and also in the manner provided under Section 12.4 and any publication thereof shall be for five (5) consecutive Business Days in each place of publication.  To be entitled to vote at any meeting of Holders a Person shall be (i) a Holder of one or more Notes as of the relevant record date determined pursuant to Section 6.2 or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Notes.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Company and its counsel and the Trustee and its counsel.  With respect to all matters not contemplated in this Indenture, meetings of Holders will be held in accordance with the Argentine Companies Law.

(b)  The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Outstanding Notes and at any reconvened adjourned meetings will be the persons present at such reconvened adjourned meeting.  At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Notes (other than items requiring consent of each Holder of a Note) will be validly passed and decided if approved by the persons entitled to vote a majority in aggregate principal amount of the Notes then Outstanding represented and voting at the meeting.  Any instrument given by or on behalf of any Holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note.  Any modifications, amendments or waivers to the Indenture or to the Notes will be conclusive and binding upon all Holders of Notes whether or not they have given such consent or were present at any meeting, and on all Notes; provided  that no such modifications, amendments or waivers, without consent of each Holder of a Note at the time Outstanding, shall affect any of the items included in Section 7.2.

(c)  Any Holder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided  that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing.  Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders whether or not present or represented at the meeting.

(d)  The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank or trust company or judicially certified in the manner provided under Argentine law.  The following persons may not act as proxies: members of the Board of Directors or of the Supervisory Committee of the Company and managers and other employees of the Company.  The holding of Notes shall be proved by the Register maintained in accordance with Section 2.10; provided  that the holding of a beneficial interest in a Euroclear/Clearstream Global Note shall be proved by a certificate or certificates of Euroclear or Clearstream, as the case may be, or the Common Depositary therefor.

(e)  The Company shall designate a member of the Supervisory Committee to act as chairman of the meeting.  If the Company fails to designate such a person, the Chairman of the meeting shall be (i) a person elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting, (ii) a representative of the CNV, at the request of the Holders of Notes or (iii) a person appointed by a competent court.  If the meeting is called by the CNV or by a competent court upon request of the Holders of the Notes, the CNV or the competent court shall designate a person to act as chairman.  The secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting.  At any meeting of Holders, each Holder or proxy shall be entitled to cast one vote for each U.S. dollar or Dollar Equivalent in principal amount of the Notes held by such Holder or represented by such proxy.  No vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote except as a Holder or proxy.  Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f)  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them.  The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above.  The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(g)  If and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the BASE or any other securities exchange, and for negotiation in the MAE, meetings of Holders of such Notes and notices thereof shall comply with the applicable rules of the Luxembourg Stock Exchange, the BASE, the MAE or such securities exchange, as applicable.

Section 6.7.  The Company to Furnish the Trustee Names and Addresses  of Holders

.  If the Trustee is not the Registrar or Co-Registrar,  the Company shall furnish or cause to be furnished to the Trustee:

(a)  semi-annually, not more than fifteen (15) days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date; and

(b)  at such other times as the Trustee may reasonably request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Co- Registrar.

Section 6.8.  Preservation of Information; Communications to Holders

.

(a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.7 and the names and addresses of Holders received by the Trustee in its capacity as Co- Registrar.  The Trustee may destroy any list furnished to it as provided in Section 6.7 upon receipt of a new list so furnished.

(b)  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to this Indenture.

Section 6.9.  Reports by the Company

.  The Company shall file with the Trustee and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to Argentina Law and the rules of any securities exchange on which the Notes are listed at the times and in the manner provided pursuant thereto.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their respective covenants hereunder.

ARTICLE VII

Supplemental Indentures

Section 7.1.  Supplemental Indentures Without Consent of Holders

.

(a)  The Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for one or more of the following purposes:

(i)  adding to the covenants of the Company such further covenants, restrictions, conditions or provisions as are for the benefit of the Holders of the Notes;
(ii)  surrendering any right or power conferred upon the Company hereunder;
(iii)  providing for security with regard to the Notes;
(iv)  evidencing the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company in the Notes and in this Indenture pursuant to any merger, consolidation or sale of assets;
(v)  complying with any requirement of the CNV in order to effect and maintain the qualification of the Indenture;
(vi)  making any modification which is of a minor or technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in this Indenture or in the Notes; or
(vii)  making any other modification or granting any waiver or authorization of any breach or proposed breach hereunder of any of the terms and conditions of the Notes or any other provisions of this Indenture in any manner which does not adversely affect the interest of the Holders of Notes.

(b)  The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any Property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee’s own or any Agent’s rights, duties or immunities under this Indenture or otherwise.

(c)  Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 7.2.

(d)  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company, at its expense, may give notice thereof to the Holders as specified in Section 12.4, and shall give notice to the CNV, the BASE and the MAE, as applicable, setting forth in general terms the substance of such supplemental indenture.  Any failure of the Company or the Trustee to give notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.2.  Supplemental Indentures With Consent of Holders

.

(a)  Without limiting the provisions of Section 7.1, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes, with the affirmative vote, at a meeting of such Holders of or an adjourned meeting duly convened at which a quorum is present as provided in Section 6.6, of a majority in aggregate principal amount of the Notes then Outstanding represented and voting at such meeting; provided  that no such supplemental indenture shall, without the unanimous consent of the Holders of all Notes, (a) extend the scheduled due date for the payment of Principal (including Additional Amounts), premium, if any, or any installment of interest on any such Note, (b) reduce the Principal amount of, the portion of such Principal amount which is payable upon acceleration of the maturity of, the rate of interest on or the premium payable upon redemption of the Notes, (c) reduce the obligation of the Company to pay Additional Amounts on any Note, (d) shorten the period during which the Company is not permitted to redeem any such Note, or permit the Company to redeem any Note if, prior to such action, the Company is not permitted to do so, (e) amend the circumstances under which the Notes may be redeemed, (f) change the specified currency in which or the required places at which any Note or the premium or interest thereon is payable, (g) reduce the percentage of aggregate Principal amount of Notes necessary to modify, amend or supplement this Indenture or the Notes, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults, (h) reduce the percentage of aggregate Principal amount of Outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of Holders of Notes at which a resolution is adopted or (i) modify any of the provisions of this Section or Sections 4.10 or 6.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note.

(b)  Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.1, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c)  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d)  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company at its expense shall give notice thereof to the Holders as provided in Section 12.4, and to the CNV, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.3.  Effect of Supplemental Indenture

.  Upon the execution of any supplemental indenture pursuant to the provisions hereof and upon receipt of any necessary approval of the CNV, this Indenture and the Notes shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture with respect to the Notes of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.4.  [Reserved]

Section 7.5.  Documents to Be Given to the Trustee

.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate, an Opinion of

Counsel and copies of Resolutions of the Board of Directors as conclusive evidence that any supplemental indenture executed pursuant to this Article VII has been duly authorized by the Company, complies with the applicable provisions of this Indenture and is authorized or permitted by the terms of this Indenture.

Section 7.6.  Notation on Notes in Respect of Supplemental Indentures

.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may and shall if required by the Trustee, bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting.  If the Company or the Trustee shall so determine, new Notes modified so as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company at its expense, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

Section 7.7.  Conformity with Negotiable Obligations Law

.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Negotiable Obligations Law and the Joint Resolutions, as then in effect.

ARTICLE VIII

[Reserved]

ARTICLE IX

Satisfaction and Discharge of Indenture; Unclaimed Moneys

Section 9.1.  Satisfaction and Discharge of Indenture

.  If at any time (a) the Company shall have paid or caused to be paid the Principal of and interest on all the Notes (including Additional Amounts) Outstanding hereunder (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.11) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11) or (c) (i) all the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one (1) year or are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Sections 9.3 or 9.4) sufficient without reinvestment to pay at maturity or upon redemption all Notes (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11) not theretofore delivered to the Trustee for cancellation, including Principal and interest (including Additional Amounts) due or to become due on or prior to such date of maturity or redemption, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to the Notes, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Notes, and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of Principal thereof and interest thereon (including Additional Amounts), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, protections, indemnities, obligations and immunities of the Trustee, each of the Agents and the Representative of the Trustee in Argentina hereunder and (v) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided  that the rights of Holders of the Notes to receive amounts in respect of Principal of and interest on the Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes are listed.  The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred (including reasonable fees and expenses of counsel) and to compensate the Trustee for any services thereafter rendered by the Trustee in accordance with the terms of this Indenture or the Notes.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Sections 3.4(b) and 5.6  shall survive.

Section 9.2.  Application by Trustee of Funds Deposited for Payment of Notes

.  Subject to Section 9.4, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own paying agent), to the Holders of the Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as Principal and interest (including Additional Amounts); but such money need not be segregated from other funds except to the extent required by law and neither the Trustee nor the Agents shall have any liability for interest thereon or the investment thereof.

Section 9.3.  Repayment of Moneys Held by Paying Agent

.  Upon the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.4.  Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years

.  Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the Principal of or interest on any Note (including Additional Amounts) and not applied but remaining unclaimed for two (2) years after the date upon which such Principal or interest (including Additional Amounts) shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company, upon its written request, by the Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE X

Redemption and Repurchase of Notes

Section 10.1.  Redemption at the Option of the Company for Taxation Reasons

.  The Notes may be redeemed at the option of the Company in whole, but not in part, at any time, on giving not less than thirty (30) nor more than sixty (60) days’ written notice (which shall be irrevocable) to the Holders, the Trustee and, if applicable, the CNV, at the principal amount thereof together with any accrued but unpaid interest and any Additional Amounts to the date fixed for redemption, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of Argentina or any political subdivision of or any taxing authority in Argentina or any change in the application, administration or official interpretation of such laws, regulations or rulings, including, without limitation, the holding of a court of competent jurisdiction, the Company has or will become obligated to pay Additional Amounts and/or Argentine Taxes on or in respect of the Notes, which change or amendment becomes effective on or after the Issuance Date, and the Company determines in good faith that such obligation cannot be avoided by the Company taking reasonable measures available to it. Prior to the distribution of any notice of redemption pursuant hereto, the Company shall deliver to the Trustee an Officers’ Certificate and an opinion of an independent Argentine legal counsel of nationally recognized standing in such tax matters, stating that the Company has or will become obligated to pay Additional Amounts and/or Argentine Taxes as a result of such change or amendment and that such obligation cannot be avoided by the Company taking reasonable measures available to it.  The Trustee shall be entitled to accept such Officers’ Certificate and opinion of Argentine legal counsel as sufficient evidence of the satisfaction of the conditions contained in the second preceding sentence in which event it will be conclusive and binding on the Holders.

Section 10.2.  Redemption at the Option of Holders

(a)  .  (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Company purchase all or a portion (in an authorized denomination) of the Holder’s Notes at a purchase price equal to 101% of the Principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the “Change of Control Payment”). The Trustee shall have no obligation to monitor or otherwise determine whether a Change of Control Triggering Event has occurred.

(b)  If the Company at any time ceases to beneficially own, directly or indirectly, at least 45% of the voting power of the Voting Stock of IRSA or ceases to have the ability to appoint at least the majority of the members of the Board of Directors of IRSA (the “IRSA Triggering Event”), then each Holder will have the right to require that the Company purchase all of the Holder’s Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the “IRSA Payment”); provided, however, that if as a consequence of an issuance of equity securities by IRSA the result of which the Company ceases to beneficially own, directly or indirectly, at least 45% of the voting power of the Voting Stock of IRSA but continues to have the ability to appoint at least the majority of the members of the Board of Directors of IRSA, then the Company shall not be required to purchase the Notes pursuant to this Section 10.2(b).

(c)  Within thirty (30) days following the date upon which the Change of Control Triggering Event or IRSA Triggering Event occurred, as the case may be, the Company shall send a notice to each Holder with a copy to the Trustee offering to purchase the Notes as described in Section 10.2(a) (a “Change of Control Offer”) or Section 10.2(b) (an “IRSA Change Offer”).  The Change of Control Offer or IRSA Change Offer, as the case may be, shall state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date” or “IRSA Change Payment Date,” as the case may be).

(d)  On the Change of Control Payment Date or IRSA Change Payment Date, as the case may be, the Company shall, to the extent lawful:

(1)  (i) in the case of a Change of Control Offer, accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and (ii) in the case of an IRSA Change Offer, accept for payment all Notes properly tendered and not withdrawn pursuant to the IRSA Change Offer

(2)  deposit with the Principal Paying Agent funds in an amount equal to the Change of Control Payment or IRSA Change Payment, as the case may be, in respect of (i) all Notes or portions thereof in the case of the Change of Control Offer and (ii) all Notes in the case of the IRSA Change Offer and so tendered and not withdrawn; and

(3)  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate Principal amount of Notes (or portions thereof in the case of a Change of Control Offer) being purchased by the Company.

(e)  If only a portion of a Note is offered to the Company for purchase pursuant to a Change of Control Offer, a new Note in a Principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

(f)  The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event or an IRSA Triggering Event, if a third party, instead of the Company, makes the Change of Control Offer or the IRSA Change Offer, as the case may be, in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer or IRSA Change Offer, as the case may be, made by the Company and such third party purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or IRSA Change Offer, as the case may be.

(g)  In the event that Holders of not less than 95% of the aggregate Principal amount of the Outstanding Notes accept a Change of Control Offer, and the Company or a third party purchases all of the Notes held by such Holders, the Company shall have the right, on not less than thirty (30) nor more than sixty (60) days’ prior written notice to the Holders with a copy to the Trustee, given not more than thirty (30) days following the purchase pursuant to the Change of Control Offer, to redeem all of the Notes that remain Outstanding following such purchase at a purchase price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain Outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

Section 10.3.  Payment of Notes to be Redeemed

.  (a)    On or before 10:00 AM (London time) one (1) Business Day prior to the redemption date specified in any notice of redemption given as provided above in this Article, the Company will deposit with the Trustee an amount of money sufficient to redeem on the redemption date, Change of Control Payment Date or IRSA Change Payment Date, as applicable, all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts.

(b) From and after the redemption date, if moneys for the redemption of the Notes called for redemption shall have been made available as provided herein for redemption on the redemption date, Change of Control Payment Date or IRSA Change Payment Date, as applicable, such Notes shall cease to bear interest, and the only right of the Holders of such Notes shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption and any Additional Amounts.

(c) Notwithstanding any provision to the contrary in this Section 10.3, if any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Note.

(d) Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in Principal amount equal to the unredeemed portion of the Note so presented.

ARTICLE XI

[Reserved]

ARTICLE XII

Miscellaneous

Section 12.1.  Shareholders, Officers and Directors of the Company Exempt from Individual Liability

.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes; provided  that under Section 34 of the Negotiable Obligations Law, the directors and members of the Supervisory Committee shall be jointly and severally liable for damages to the Holders arising from any violation of the Negotiable Obligations Law.

Section 12.2.  Provisions of Indenture for the Sole Benefit of Parties and Holders

.  Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 12.3.  Successors and Assigns of the Company Bound by Indenture

.  All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 12.4.  Notices and Demands on the Company, Trustee and Holders

(a)  .  (a)  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Company shall be sufficient for every purpose hereunder if given or served by facsimile transmission or by internationally recognized overnight courier (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to the Company: City of Buenos Aires, Argentina, Attention:  Chief Financial Officer, Telephone: +5411-4323-7499, Telecopy: +5411-4814-7875.  Any notice, direction, request or demand by the Company or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt by the Trustee at C/o The Bank of New York Mellon, Global Finance Americas, 101 Barclay Street, Floor 4E, New York, NY 10286 with a copy to the Corporate Trust Office by an internationally recognized courier.

(b)  All notices regarding the Notes will be deemed to have been duly given to the Holders of the Notes (i) if sent by first class mail to them (or, in the case of joint holders, to the first named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given on the fourth (4th) Business Day after the date of such mailing, and for notices mailed to Holders of Notes located in Argentina, upon receipt, (ii) for so long as such Notes are listed on the BASE and MAE, upon publication in the City of Buenos Aires in the Bulletin of the BASE, MAE and in a widely circulated newspaper in Argentina, and (iii) for so long as such Notes are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, upon publication in a leading daily newspaper of general circulation in Luxembourg (if such publication is not practicable however, notice will be considered to be validly given if otherwise made in accordance with the rules of the Luxembourg Stock Exchange).  Any such notice will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required.  In the case of Global Notes, notices shall be sent to Euroclear, Clearstream and, if the Notes are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the Luxembourg Stock Exchange, as the case may be, or their nominees (or any successors), as the Holder thereof.

(c)  In addition, the Company shall be required to cause all such other publications of such notices as may be required from time to time by applicable law of Argentina.

(d)  Unless otherwise specified above, any aforementioned notice (i) if sent by courier to the Company as provided above shall be deemed to have been given, made or served on the day on which the courier confirms delivery to the address specified above, (ii) if given by facsimile transmission to the Company, when such facsimile is transmitted to the telephone number specified in this Section and confirmation of receipt thereof is received, and (iii) if given by publication, or by mail to the Company, as provided above.

(e)  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Copies of waivers of notice by Holders shall be sent to the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f)  Except as otherwise provided herein or in the Notes, the Company agrees to give the Trustee the English text of any notice that the Company is required to provide to the Holders pursuant hereto and to the Notes, at least two (2) days prior to the earliest date on which such notice is required to be given.

(g)  In case, by reason of the suspension of or irregularities in regular mail service, the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be impracticable to mail or publish notice to the Company and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 12.5.  Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein

.  (a)    Upon any application or demand by or on behalf of the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with in all material respects, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished. Each such certificate or opinion shall comply with the requirements set forth in this Indenture.

(b)  Any certificate, statement or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous.  Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer of officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous. Every certificate or opinion of an Officer of the Company with respect to compliance with a condition or covenant provided for in this Indenture shall include substantially:

(i)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)  a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)  Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

(d)  Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e)  The Trustee shall make available to any Holder as soon as practicable at the Corporate Trust Office or at the office of any Paying Agent, upon request and upon presentation by such Holder of such evidence of its ownership of its Notes as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by the Company pursuant to this Indenture or the Notes; provided  that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

Section 12.6.  Payments Due on Non-Business Days

.  If the Stated Maturity or the date fixed for redemption or repayment of Notes shall not be a Business Day in Buenos Aires, London, New York City, Luxembourg and any other place of payment, then payments of interest or Principal in respect of Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity or the date fixed for redemption or repayment, and no interest shall accrue on such payment for the period after such date on account of such delay.  If any date on which a payment of interest is due on such Notes shall not be a Business Day in Buenos Aires, London, New York City, Luxembourg or any other place of payment, then such payment of interest in respect of such Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest shall accrue on such payment for the period after such date on account of such delay.

Section 12.7.  Governing Law; Consent to Jurisdiction; Waiver of Immunity; Currency Indemnity

.  (a)    This Indenture and the Notes shall be governed by, and construed in accordance with, the law of The State of New York; provided  that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Negotiable Obligations Law, together with the Argentine Companies Law and other applicable Argentine laws and regulations.

(b)  The Company hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, of any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires (Permanent Arbitral Tribunal of the BASE) under the provisions of Article 38 of Argentine Decree No. 677/2001, and any competent court in the place of its corporate domicile for purposes of any suit, action or proceeding arising out of or related to this Indenture or the Notes.  The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  The Company also agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided  that service of process is effected upon the Company in the manner specified herein.

(c)  The Company acknowledges and agrees that the activities contemplated by the provisions of this Indenture are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or in any way relating to this Indenture.  The Company, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

(d)  The Company agrees that service of all writs, claims, process and summonses in any suit, action or proceeding described above against it may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan, New York (the “Process Agent”), and the Company irrevocably appoints the Process Agent as its agent and true and lawful attorneys-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon.  The Company agrees to maintain at all times an agent with offices in New York City to act as its Process Agent.  Nothing herein shall in any way be deemed (i) to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law or (ii) to require the Company to appoint such Process Agent prior to the first issuance of Notes hereunder.

(e)  If a judgment or order given or made by any court for the payment of any amount in respect of any Note is expressed in a currency (the “judgment currency”) other than U.S. dollars, the Company will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in U.S. dollars is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof.  This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order.

Section 12.8.  Waiver of Jury Trial

.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.9.  Severability

.  If any provision of this Indenture shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because its conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Indenture invalid, inoperative or unenforceable to any extent whatsoever.

Section 12.10.  Counterparts

.  This Indenture may be executed in any number of counterparts, each of which shall be an original; provided, however, such counterparts shall together constitute but one and the same instrument.

Section 12.11.  Effect of Headings

.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of September 7, 2011.

CRESUD SOCIEDAD ANÓNIMA, COMERCIAL, IMMOBILIARIA, FINANCIERIA Y AGRO PERCUARIA

By:___________________________________
Name:
Title:

THE BANK OF NEW YORK MELLON, London, Branch, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent.

By:___________________________________
Name:
Title:

BANCO SANTANDER RÍO S.A., as Registrar, Paying Agent, Transfer Agent and Representative of the Trustee in Argentina.

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

Solely for the purposes of accepting the appointment of Luxembourg Paying Agent and Transfer Agent together with the rights, protections and immunities ganted to the Trustee under Article V, which shall apply mutatis mutandis to the Luxembourg Paying Agent and Transfer Agent:

The Bank of New York Mellon (Luxembourg) S.A. Paying Agent and Transfer Agent

By:___________________________________
Name:
Title

EXHIBIT A

FORM OF GLOBAL NOTE

Registered No.: ___________
ISIN No.: XS0673511423
Registered Holder: _____________

Cresud Sociedad Anónima Comercial, Inmobiliaria Financiera y Agropecuaria

Cresud Sociedad Anónima Comercial, Inmobiliaria Financiera Y Agropecuaria was organized as a corporation with limited liability (sociedad anónima) under the laws of Argentina for a term expiring on [•] and was registered on [•] under [•], of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at [•], City of Buenos Aires, Argentina.

GLOBAL NOTE

representing
US$ [Aggregate Principal amount]
7.50% FOURTH SERIES, CLASSVIII SENIOR NOTES DUE 2014

[INCLUDE FOR A REGULATION S GLOBAL NOTE (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE) THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CRESUD SOCIEDAD ANÓNIMA COMERCIAL, INMOBILIARIA FINANCIERA Y AGROPECUARIA THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER FORTY (40) CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN AND INTERPRETED UNDER REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.]

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO EUROCLEAR, CLEARSTEAM, NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR TO EUROCLEAR OR CLEARSTREAM OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THE TERMS OF THE INDENTURE ARE INCORPORATED BY REFERENCE HEREIN IN THEIR ENTIRETY.

This Global Note (“Global Note”) is issued in accordance with the Indenture dated as of September 7, 2011, among Cresud Sociedad Anónima Comercial, Inmobiliaria Financeria y Agropecuaria as issuer (“Cresud”), The Bank of New York Mellon, acting through its London branch as trustee (the “Trustee”), co-registrar, principal paying agent and transfer agent, Banco Santander Río S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina and the Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying and transfer agent (as amended or supplemented from time to time, the “Indenture”) and is subject to the terms and conditions set forth.  Such provisions shall for all purposes have the same effect as if set forth in this Note.

Copies of the Indenture are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in the City of Buenos Aires and, if and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF and such exchange shall so require, at the office of the Paying Agent in Luxembourg, in each case as specified in the Indenture.  The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture.

Terms used but not defined herein are used as defined in the Indenture.

The Company, for value received, hereby promises to pay The Bank of New York Depositary (Nominees) Limited or its registered assigns, the Principal amount stated above (as adjusted pursuant to Schedule A hereto) at the Stated Maturity specified above, unless earlier redeemed in accordance with the terms of the Indenture, and to pay interest from the Original Issue Date (or from the most recent date to which interest has been paid or made available for payment) on the unpaid Principal amount (and, to the extent lawful, on overdue Principal (including premium or redemption amount, if any,) and any interest in respect hereof at the interest rate per annum specified on the face of this Note on the Interest Payment Date or Dates specified in the Indenture in each year, commencing, with the first such Interest Payment Date falling at least fifteen (15) days after the Issue Date of this Global Note specified above and at Stated Maturity or any redemption date, until the Principal hereof shall be paid or made available for payment.

This Global Note is exchangeable in whole or in part for duly executed and issued Certificated Notes in the form set forth in the Indenture, with the applicable legends as marked thereon, only if such exchange complies with Section 2.10 of the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature of one of its authorized signatures, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Global Note shall be governed by and construed in accordance with the laws of The State of New York; provided  that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Argentine Negotiable Obligations Law No. 23,576, as amended, together with Argentine Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

IN WITNESS WHEREOF, the Company has caused this Global Note to be duly executed.

Date:

CRESUD SOCIEDAD ANÓNIMA COMERCIAL, INMOBILIARIA FINANCIERA Y AGROPECUARIA

By:___________________________________
Name:
Title:  Director

By:___________________________________
Name:
Title:  Member of the Supervisory    Committee

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, London Branch
as Trustee

By:___________________________________
Name:
Title:  SCHEDULE A

Date	Principal Amount of Certificated Notes or other Global Notes issued in exchange for or upon transfer of an interest in this Global Note	Principal Amount of this Global Note Redeemed or Repurchased	Increase in Principal Amount of this Note due to the exchange or transfer of another Note (or an interest therein) for an interest in this Note	Remaining Principal Amount of this Global Note	Notation made on behalf of the Trustee by

EXHIBIT B

FORM OF CERTIFICATED NOTE

ISIN No.: XS0673511423

Common Code No.: 067351142

CRESUD SOCIEDAD ANÓNIMA COMERCIAL, INMOBILIARIA FINANCIERA y AGROPECUARIA

Cresud Sociedad Anónima Comercial, Inmobiliaria Financieria y Agropecuaria was organized as a corporation with limited liability (sociedad anónima) under the laws of Argentina for a term expiring on [•] and was registered on [•] under [•]of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Bolivar 108, City of Buenos Aires, Argentina.

CERTIFICATED NOTE

representing
US$____________

7.50% FOURTH SERIES, CLASS VIII SENIOR NOTES DUE 2014

This Note is issued in accordance with the Indenture dated as of September 7, 2011, among Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, as issuer (“Cresud”), The Bank of New York Mellon, acting through its London branch as trustee (the “Trustee”), co-registrar, principal paying agent and transfer agent, Banco Santander Río S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying and tranfer agent (as amended or supplemented from time to time, the “Indenture”) and is subject to the terms and conditions set forth in the Indenture.  Such provisions shall for all purposes have the same effect as if set forth in this Note.

Copies of the Indenture are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in the City of Buenos Aires and, if and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF, and such Exchange shall so require, at the office of the Paying Agent in Luxembourg, in each case as specified in the Indenture.  The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture.

The Company, for value received, hereby promises to pay to _______________ or its registered assigns the Principal Amount stated above at the Stated Maturity specified above, unless earlier redeemed in accordance with the terms of the Indenture, and to pay interest from the issue date of this Note (or from the most recent date to which interest has been paid or made available for payment) on the unpaid Principal Amount (and, to the extent lawful, on overdue Principal (including premium or redemption amount, if any,) at, the interest rate per annum specified on the face of this Note on the Interest Payment Date or Dates specified in the Indenture in each year, commencing, with the first such Interest Payment Date falling at least fifteen days after the Issue Date of this Note specified above and at Stated Maturity or any redemption date, until the Principal hereof shall be paid or made available for payment.

As used herein, the term “Holder” means the person in whose name a Note is registered in the Register.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

The terms of the Indenture are hereby incorporated in their entirety.

This Note shall be governed by and construed in accordance with the laws of The State of New York; provided  that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Argentine Negotiable Obligations Law No. 23,576, as amended, together with Argentine Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

IN WITNESS WHEREOF, CRESUD Sociedad Anónima Comercial, Inmobiliaria, Financieria y Agropecuaria has caused this Note to be duly executed.

Date:

CRESUD SOCIEDAD ANÓNIMA COMERCIAL, INMOBILIARIA, FINANCIERA Y AGROPECUARIA

By:___________________________________
Name:
Title:  Director

By:___________________________________
Name:
Title: Member of the Supervisory Committee

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, London Branch
as Trustee

By:___________________________________
Name:
Title:

FORM OF TRANSFER

[Include the following for Notes not bearing a Restrictive Legend]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

this Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________ attorney to transfer such amount of said Note on the books of CRESUD with full power of substitution in the premises.

Date: _____________________

Signed:    ___________________________

NOTICE: The signature to this
assignment must correspond with the
name as written upon the face of the
within instrument in every particular,
without alteration or enlargement or any
change whatsoever.

FORM OF TRANSFER

[Include the following for Notes bearing Restrictive Legends]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

this Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________ attorney to transfer such amount of said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date that is one year after the Original Issue Date of this Note (provided  that the Company or any affiliate of the Company has not acquired this Note during such one-year period), the undersigned confirms that without utilizing any general advertising or general solicitation:

(check one)

[   ]  (a) This Note is being transferred pursuant to the exemption from registration under the Securities Act provided by Regulation S under the Securities Act (“Regulation S”), and the address of the person in whose name this Note is to be registered upon transfer is an address outside the United States (as defined in Regulation S); or

[   ]  (b) This Note is being transferred to a Dealer or to the Company; or

[   ]  (c) This Note is being transferred other than in accordance with (a) or (b) above, and documents are being furnished to the Trustee or the transfer agent which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in the Indenture shall have been satisfied.

Date: _____________________

Signed:    ______________________________________

NOTICE: The signature to this assignment
must correspond with the name as written
upon the face of the within instrument in
every particular, without alteration or
enlargement or any change whatsoever.

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED
BY TRANSFEROR IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S

(Exchanges or Transfers pursuant to
Section 2.10(b) of the Indenture)

The Bank of New York Mellon, London branch
as Trustee

One Canada Square, Canary Wharf

London E14 5 AL, England
Attention: Corporate Trust Department

Re:       CRESUD Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria (the “Notes”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of September 7, 2011 (the “Indenture”), among the CRESUD Sociedad Anónima Comercial, Inmobiliaria, Financieria y Agropecuaria (“the Company”), The Bank of New York Mellon, acting through its London branch as trustee, co-registrar, principal paying agent and transfer agent (the “Trustee”), Banco Santander Río S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying and transfer agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$ ___________ aggregate principal amount of Notes that are held as a beneficial interest in the Regulation S Global Note with the Common Depository in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Note to be held with [Euroclear] [Clearstream] (Common Code No. 067351142; ISIN No. XS0673511423).

In connection with such request and in respect of such proposed transfer of Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1) the offer of the Notes was not made to a U.S. Person or a Person in the United States;

(2)  either (i) the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a transferee in the United States or (iii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is not a U.S. Person and is located outside the United States;

C-1

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(4)  the conditions set forth in Rule 903(b) or 904(b) of Regulation S, as applicable, have been satisfied; and

(5)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

To the extent applicable, the terms used in clauses (1) through (5) above have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.  You and the Company are entitled to rely upon this letter and are irrevocably authroized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[Insert name of Transferor]

By:___________________________________
Name:
Title:

Dated:  ____________, 20[•]

C-2